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                                                                     Exhibit 4.4

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

                               AMENDMENT TO BYLAWS
                                   May 6, 1999


         RESOLVED, that the Amended and Restated Bylaws of the Corporation, as previously amended (the "Bylaws"), be, and they hereby are amended as follows:

         1. That Article II, Section 11 of the Bylaws shall be amended by deleting therefrom in its entirety the fourth sentence thereof and substituting in lieu thereof the following:

         "To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of 90 days in advance of the annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made."

         2. Article II, Section 12 of the Bylaws shall be amended by deleting therefrom in its entirety the third sentence thereof and substituting in lieu thereof the following:

         "To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting; provided, however, if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of 90 days in advance of the annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made."